SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                   February 25, 2003 (February 14, 2003)
              Date of Report (Date of Earliest Event Reported)


                          ANTHRACITE CAPITAL, INC.
             (Exact name of Registrant as Specified in Charter)


           Maryland                001-13937           13-397-8906
----------------------------- -------------------- ----------------------

(State or Other Jurisdiction      (Commission          (IRS Employer
     of Incorporation)             File Number)      Identification No.)


           40 East 52nd Street                          10022
-----------------------------------------         ----------------------
(Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code: (212) 409-3333


                                    N/A
--------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events

         On February 14, 2003, Anthracite Capital, Inc. (the "Company") issued a press release reporting the Company's earnings for the quarter and full year ended December 31, 2002. The related press release is attached hereto as
Exhibit 99.1 and is incorporated by reference herein in its entirety.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

   99.1  Press Release issued by Anthracite Capital, Inc., dated
         February 14, 2003.


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ANTHRACITE CAPITAL, INC.


                                      By:  /s/ Robert L. Friedberg
                                           -----------------------------------
                                           Name:   Robert L. Friedberg
                                           Title:  Vice President and Secretary


                                                      Dated:  February 25, 2003




                                                                    Exhibit 99.1



Contact: Richard Shea              or       Robert Friedberg
         COO and CFO                        Vice-President & Controller
         Anthracite Capital, Inc.           Anthracite Capital, Inc.
         Tel: (212) 754-5579                Tel: (212) 409-3333


          ANTHRACITE CAPITAL, INC. REPORTS 16% INCREASE IN OPERATING
                  EARNINGS FOR THE YEAR 2002 OVER PRIOR YEAR

             FULL YEAR GAAP EARNINGS DECLINE 12.6% OVER PRIOR YEAR

           NET ASSET VALUE INCREASES 4.6% OVER PRIOR YEAR - ECONOMIC
                    RETURN OF 23% INCLUDING DIVIDENDS PAID

New York, NY - February 14, 2003, - Anthracite Capital, Inc. (the "Company") (NYSE: AHR) today reported fourth quarter earnings from its operating portfolio ("Operating Earnings") of $0.41 per share versus $0.44 per share for the same period last year. Operating Earnings for the full year ended December 31, 2002 was $1.67 per share versus $1.44 per share for the year ended December 31, 2001. GAAP Net Income for the fourth quarter was $0.11 per share versus $0.31 per share for the same period last year. GAAP Net Income for the full year ending December 31, 2002 was $1.18 per share versus $1.35 per share for the year ended December 31, 2001. (All numbers are thousands, except per share amounts)

Operating Earnings is net interest income after operating expenses and preferred dividends but before gains and losses and the effects of changes in accounting principles and writedowns. Based on the $0.35 per share dividend declared on December 11, 2002, and the February 13, 2003 closing price of $10.40 per share, Anthracite's annualized dividend yield is 13.5%.

Net income for the quarter ended December 31, 2002 of $0.11 per share includes a writedown of $10,237 on a franchise loan backed security. As previously described in SEC filings this originally investment grade security was inherited in the May 2000 Core Cap merger. The carrying value of the asset had already been reduced and this writedown has a $0.01 per share effect on the Company's net asset value ("NAV") from the September 30, 2002 NAV. The remaining book basis of this asset is $3,923 or $0.08 per share. Realized and unrealized gains and losses net out to a loss of $3,628 attributable to paydowns in the residential mortgage backed securities ("RMBS") portfolio. The net asset value of the Company decreased to $7.81 per share from $8.31 per share at September 30, 2002 due to higher interest rates and wider spreads on credit sensitive assets. NAV increased 4.6% from $7.47 per share at December 31, 2001.

The Company's fourth quarter Operating Earnings represent an annualized return on the quarter's average common stock equity ("Annualized ROE") of 20.63% and a net interest margin of 3.78%. Annualized ROE for the same period last year was 23.4% and the net interest margin was 4.24%. The components of other gains and (losses) for the quarter and year ended December 31, 2002 include $110 and $236 respectively, of hedge ineffectiveness. In accordance with Statement on Financial Accounting Standards No. 133 ("SFAS No. 133"), the hedge ineffectiveness was reclassified from interest expense. The Company uses interest rate swaps to hedge its short-term interest risk and reduce exposure to long-term rates. The use of interest rate swaps outside of the Company's collateralized debt obligations ("CDO") caused the Company's Operating Earnings for the quarter ended December 31, 2002 to be $3,308 lower, or $0.07 per share.

Aggregate leverage at December 31, 2002 is unchanged from September 30, 2002 at 5.3:1 debt to capital. Recourse debt on credit sensitive assets decreased substantially from 0.49:1 at September 30, 2002 to 0.12:1 at December 31, 2002 due to the successful issuance of the Company's second CDO in December 2002. The Company's exposure to long-term rates after hedging activity is 3.4% for 100 basis points of rate movement, which is unchanged from September 30, 2002. The Company's exposure to changes in short-term interest rates increased during the quarter; as of December 31, 2002, a 50 basis point change in LIBOR would cause the Company's net income to change by $0.08 annually versus $0.05 annually as of September 30, 2002.

At December 31, 2002 and 2001, the Company's invested equity was allocated among the following categories:

                                              Invested Equity as of December 31,
                                                   2002         %         2001      %
                                           ----------------------------------------------
RMBS                                             $ 87,720     21.6%      45,331    11.8%
CMBS                                              147,085     36.2      201,386    52.6

CDO Assets                                         92,179     22.7            -     0.0
Commercial Real Estate Loans,
        Carbon & Joint Ventures                    51,107     12.5      101,045    26.4
Cash & Other Assets/Liabilities                    28,680      7.0       35,353     9.2
                                           ---------------         -------------
                                                $ 406,771    100.0%     383,115   100.0%
                                           ===============         =============

Hugh Frater, President and CEO of the Company said: "The principal accomplishment of 2002 was reducing the Company's financing risk and credit risk by issuing two CDO's to match fund the majority of our credit sensitive assets on a non-recourse basis. The Company's biggest challenge in 2003 is to find attractively priced assets in a weak economic climate and a low interest rate environment. The Company's commercial mortgage backed securities ("CMBS") and loan portfolios are performing in line with credit expectations and the Company is currently underwriting additional high yield CMBS transactions. The Company's residential mortgage backed securities ("RMBS") portfolio continues to provide solid earnings and relatively steady mark to market performance despite record prepayment levels and volatility throughout 2002. The writedown of the franchise loan security unfortunately reflects the significant softness in this sector; however, this writedown has no material effect on net asset value of the Company. Additionally, the Company does not have any other exposure to this sector. In 2003, we look forward to consistent earnings performance and continuing our steady dividend payout."

The Company's commercial real estate securities investments consist of a diverse portfolio of CMBS and unsecured debt of commercial real estate operating companies. The total par amount of the commercial real estate securities portfolio excluding CMBS IO's was $1,185,943 and the aggregate market value was $851,266 at December 31, 2002. This represents an increase in par value of 9% from September 30, 2002, and a 57% increase from December 31, 2001.

On December 10, 2002, the Company issued non-recourse term debt secured by $313,497 par amount of these assets through a collateralized debt obligation (CDO II). This issuance included a $50 million ramp facility that will be used to finance below investment grade CMBS purchased before September 30, 2003. This innovative feature allows the Company to acquire additional commercial real estate securities with optimal financing available immediately. The use of the CDO as a financing tool mitigates three significant portfolio risks; short term interest rate risk is eliminated as floating rate liabilities are converted to fixed rate with an interest rate swap agreement; mark to market risk is eliminated as there is no need to post liquid assets as collateral when the value of the assets changes; and the loss due to an impairment is reduced as there is no recourse for realized losses to the Company. CDO II together with CDO I which closed in May 2002 brought the total par amount of assets financed on a term basis to $829,338, or 69.9% of the Company's total commercial real estate securities portfolio excluding CMBS IO's.

The average loss GAAP adjusted yields weighted by the market value of the assets at December 31, 2002 in the two CDOs is 8.4% and the average cost of funds after hedging expenses for the two transactions is 6.6%. The amount of Operating Earnings generated by the commercial real estate securities portfolio was $0.19 per share for the three months ended December 31, 2002.

The Company's CMBS portfolio includes securities issued by seven different trusts where based on the subordinated position of the securities, puts the Company in the first loss position allowing the Company to control the workout process on approximately $9,616,797 of underlying mortgage loans (the "Controlling Class Securities"). The total par amount owned of these Controlling Class Securities is $692,360 or, 7.2% of the underlying loan balances. The market value at December 31, 2002 was $368,080 with an average dollar price of 53.2. Of these seven trusts, $370,701 of par value, representing $139,110 of market value is collateral for debt other than the debt issued through the two CDOs. The Company performs significant due diligence before acquiring Controlling Class securities and of the $9.6 billion of loans underlying the CMBS portfolio, the Company assumes there will be losses of $180,638 or 1.88% of the total. This loss assumption is factored into the GAAP loss-adjusted yields of the Controlling Class securities. Recent studies show that the historical loss experience of CMBS loans is approximately 0.45% of total outstanding balances on a cumulative basis from 1993 to 2001. The Company believes that this period does not take into account the current and expected future state of the economy so greater loss expectations are required.

The Company reports net income as determined using generally accepted accounting principles ("GAAP") on its commercial mortgage backed securities portfolio net of expected losses over the life of the portfolio. Actual losses were $2,759 during the fourth quarter while delinquencies on the collateral underlying the Company's CMBS portfolio increased to 1.87% at quarter-end from 1.59% at September 30, 2002. The Company fully anticipates that delinquencies and actual losses will increase as the portfolio matures. This loss expectation is consistent with the loss assumptions made by the Company and is reflected in Operating Earnings. The Company's earnings would be affected if actual losses on CMBS collateral were to be greater than expected losses. As of December 31, 2002, the reduction in Operating Earnings for every 50% increase in actual aggregate losses over expected losses would be approximately $0.11 per share per year, excluding the effect of non-cash write-downs of impaired securities. For more information on credit performance and its possible effect on Company performance please refer to the Company's SEC filings.

For the three months ended December 31, 2002, the Company's commercial real estate portfolio contributed to the Company's net income as follows:
 Net Income from:
  Commercial Real Estate Securities                         $     21,782
  Commercial Real Estate Loans,
     Carbon & Joint Ventures                                       3,481
  Interest Expense                                                (13,085)
                                                        ------------------
 Net Income from Commercial Real Estate                     $     12,178
                                                        ==================

The RMBS portfolio continues to provide a store of liquid assets and generates a significant return on equity. During the fourth quarter the average market value of the portfolio was $1,402,489. The majority of the portfolio was low coupon (5.0% - 6.0%) U.S. Government Agency guaranteed fixed rate 15-year residential mortgages. The portfolio was financed with 30-day repurchase agreements and hedged with treasury futures and interest rate swaps. The average adjusted purchase price of the RMBS at year-end was
101.43 or $1,476,158. The average yield for the quarter was 5.48% and average financing rate was 1.61%. This portfolio generates a significant amount of Operating Earnings due to the steep yield curve. The value of the portfolio depends primarily on interest rates, interest rate spreads, and paydowns. The fourth quarter of 2002 saw unprecedented levels of paydowns as interest rates fell and homeowners refinanced existing mortgages. During the quarter ended December 31, 2002 the average mark to market dollar price of the RMBS portfolio was approximately 102.7 and approximately 12.2% of the portfolio paid down at par during the fourth quarter resulting in losses from these paydowns. The Company manages this risk by maintaining a positive exposure to long-term interest rates. When rates fall, mark to market gains can mitigate losses from ensuing paydowns. The net mark to market loss from the RMBS portfolio during the fourth quarter was $3,628 or 0.27% of the total market value and includes mark to market on hedges and losses from paydowns.

For the three months ended December 31, 2002, the RMBS portfolio contributed to the Company's net income as follows:

Interest income                                    $       17,070
Interest expense                                            (6,094)
Realized & unrealized gain/loss                             (3,071)
                                                -------------------------
Net income from RMBS                                $       7,905
                                                =========================

As disclosed in the Company's SEC filings, the Franchise Mortgage Acceptance Corp. Loan Receivable Trust 1998-B ("FMACT 1998-BA") class B security continues to perform poorly. Based on the information provided to us by the FMACT 1998-BA trustee, as of December 16, 2002, there are eight borrowers of the 71 borrowers in the loan pool with loans in the amount of $36,740 which are in default, ten borrowers with loans in the amount of $23,722 which are delinquent, and 53 borrowers with loans in the amount of $135,292 which are current. During the fourth quarter of 2002, the servicer of the underlying loans recouped principal and interests advances which were previously made. This action resulted, at least temporarily, in insufficient cash being available to the FMACT 1998-BA trust to make the payments required on the Company's class B security.

Under accounting standard 99-20 issued by the Financial Accounting Standards Board's Emerging Issues Task Force ("EITF 99-20"), when significant changes in estimated cash flows occur, and the present value of the revised cash flows using the current expected yield is less than the present value of the previously estimated remaining cash flows, an other-than-temporary impairment is deemed to have occurred. Based on the delinquencies and defaults in the underlying loan pool, and the missed payments on this security during the fourth quarter of 2002, the Company revised its estimated future cash flows from this investment. Accordingly, in accordance with EITF 99-20, the Company determined that its investment was impaired and wrote down the adjusted purchase price of this security by $10,273 to its estimated fair value, and increased the GAAP yield from 7.69% to 20% which is the estimated market yield for a security of this credit quality. These figures incorporate the assumption that an additional $31,203 of losses will be experienced by the underlying pools and an estimate of another 1.0% per year over the remaining life of the trust. This security was part of the CORE Cap acquisition in May of 2000 and was rated AA at that time. This security is currently rated D by Standard & Poors and CC by Fitch Ratings. This security is backed by franchise loans and is not part of the Company's core business of investing in CMBS.

Direct holdings of commercial mezzanine loans are held at cost unless a specific indication of impairment exists. To date, the Company's portfolio of loans has never experienced a delinquency and all the assets securing such loans are performing within original expectations.

As a result of the pending closing of CDO I at the end of the first quarter 2002, the Company reclassified all of its subordinated commercial mortgage-backed securities on the balance sheet from available-for-sale to held-to-maturity. The effect of this reclassification changed the accounting basis of these securities prospectively, from mark to market to adjusted cost. However, in accordance with SFAS 133, the swaps entered into at the time of the CDO are required to be presented on the balance sheet at their fair market value causing disproportionate fluctuations of the book value of the Company. Accordingly, the Company has determined that at December 31, 2002, and going forward, it will classify all of its subordinated commercial mortgage-backed securities as available-for-sale securities and record them at fair market value in order to more properly match the recorded value of the swaps.

The reclassification of these securities to available-for-sale from held-to-maturity increased the recorded value of these securities from $558,522 to $611,267 with the difference being recorded in other comprehensive income. The circumstance causing the Company to change this classification was not considered a permitted circumstance as stated in SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and is therefore inconsistent with the Company's intent regarding its held-to-maturity classification. Accordingly, the Company will be prohibited from classifying its subordinated CMBS (current holdings as well as future purchases) as held-to-maturity for a period of two years.

Had the Company not made this change, the book value per share at December 31, 2002 would have been $6.71 vs. $7.81. The NAV per share rose year over year from $7.47. Book value does not include the anticipated $68,430 accretion of unrealized loss on CMBS securities which will come back into NAV over time to the extent the Company's actual losses are consistent with current expectations.

New Transfer Agent
------------------

Effective at the close of business on February 14, 2003, The Bank of New York will no longer be acting as transfer agent, registrar, or dividend reinvestment agent for the Company. American Stock Transfer & Trust Company will provide all stock transfer and dividend reinvestment services. American Stock Transfer & Trust Company can be reached at the following address:

                 American Stock Transfer & Trust Company
                 P.O. Box 922
                 Wall Street Station
                 New York, NY 10269-0560
                 (877) 248-6416 E-mail address: info@amstock.com
                 Website address: www.investpower.com

Anthracite has a dividend reinvestment and stock purchase plan that provides current owners of its common stock with a simple, economical and convenient method of increasing their investment. Even if you are not a current owner of Anthracite stock, the Company's transfer agent can issue registered stock directly to you without commission or markup. This transaction can be done regardless of whether or not shares are held in a brokerage account.

To request a prospectus and receive enrollment materials or to ask questions about the plan, interested investors and shareholders may contact the Company's new transfer agent, American Stock Transfer & Trust Company at 1-877-248-6416 or Investor Relations, Anthracite Capital, Inc. at 212-409-3333. The Company's web site address is www.anthracitecapital.com.

Anthracite is a specialty finance company that is externally managed by BlackRock, Inc., a New York City based investment manager with over $273 billion in global assets under management. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and commercial loan investments and the costs of financing these investments. The Company has elected to be taxed as a REIT.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Anthracite's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those detailed from time to time in Anthracite's reports and filings with the Securities and Exchange Commission.

For further information, please contact Richard Shea, Chief Operating Officer and Chief Financial Officer at 212-754-5579, Robert Friedberg, Controller and Vice-President at 212-409-3333 or visit Anthracite's website at www.anthracitecapital.com.

                    Anthracite Capital, Inc. and Subsidiaries
                         Summary of Selected Financials
                      (in thousands, except per share data)
--------------------------------------------------------------------------------------------------------------------------------
                                                                          December 31, 2002             December 31, 2001
                                                                          -----------------             -----------------
                                                                             (Unaudited)
ASSETS
Cash and cash equivalents                                                                 $ 24,698                     $ 43,071
Restricted cash equivalents                                                                 84,485                       37,376
Commercial real estate securities                                                          894,900                      453,953
Commercial real estate loans                                                                65,664                      142,637
Residential mortgage backed securities                                                   1,506,450                    1,570,009
Equity investment in Carbon Capital, Inc.                                                   14,997                        8,784
Investments in real estate joint ventures                                                    8,265                        8,317
Receivable for investments sold                                                                  -                      344,789
Other assets                                                                                40,447                       18,267
                                                                                   ----------------             ----------------
     Total Assets                                                                       $2,639,906                   $2,627,203
                                                                                   ================             ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings:
    Collateralized debt obligations                                       $684,590                        $   -
    Secured by pledge of commercial real estate securities                  42,861                      252,567
    Secured by pledge of commercial real estate loans                       14,667                       57,356
    Secured by pledge of residential mortgage back securities            1,418,206                    1,524,678
    Secured by pledge of real estate joint ventures                          1,337                        1,337
                                                                    -------------                 -------------

Total borrowings                                                                        $2,161,661                   $1,835,938
Distributions payable                                                                       16,589                       17,245
Payable for investments purchased                                                              524                      346,913
Other liabilities                                                                           54,361                       43,734
                                                                                   ----------------             ----------------
     Total Liabilities                                                                   2,233,135                    2,243,830
                                                                                   ----------------             ----------------

10.5% Series A preferred stock, redeemable convertible,
liquidation preference $285 in 2001                                                              -                          258
                                                                                   ----------------             ----------------


Stockholders' Equity:
Common stock, par value $0.001 per share; 400,000 shares authorized; 47,398 shares issued and outstanding in 2002; and
     45,286 shares issued and outstanding in 2001                                               47                      45
10% Series B Preferred stock, liquidation preference $47,817                                36,379                  42,086
Additional paid - in capital                                                               515,180                 492,531
Distributions in excess of earnings                                                       (24,161)                 (13,588)
Accumulated other comprehensive loss                                                     (120,674)                (137,959)
                                                                                   ----------------             ----------------
      Total Stockholders' Equity                                                           406,771                 383,115
                                                                                   ----------------             ----------------
      Total Liabilities and Stockholders' Equity                                        $2,639,906              $2,627,203
                                                                                   ================             ================


                            Anthracite Capital, Inc.
                Consolidated Statements of Operations (Unaudited)
                      (in thousands, except per share data)
---------------------------------------------------------------------------------------------------------------------------------
                                                                 For the Three Months Ended            For the Year Ended
                                                                      December 31, 2002                 December 31, 2002
                                                               ------------------------------------------------------------------
Operating Portfolio
Income:
    Commercial real estate securities                                                  $21,782                           $72,205
    Commercial real estate loans                                                         2,644                            13,997
    Residential mortgage backed securities                                              17,070                            72,524
    Earnings from real estate joint ventures                                               276                             1,044
    Earnings from equity investment                                                        561                             1,202
    Cash and cash equivalents                                                              276                             1,473
        Total income                                                                   $42,609                          $162,445
                                                                                      --------                          --------

Expenses:
    Interest expense:
       Collateralized debt obligations                                                   8,158                            17,626
       Commercial real estate securities                                                 1,255                             5,686
       Commercial real estate loans                                                        352                             1,779
       Residential mortgage backed securities                                            6,094                            25,009
       Real estate joint ventures                                                           12                                53
    Hedging Expense                                                                      3,308                            14,758
    General and administrative                                                             549                             2,323
    Management fee                                                                       2,460                             9,332
    Incentive fee                                                                            -                             3,195
                                                                                      --------                          --------
        Total expenses                                                                  22,188                            79,761
                                                                                      --------                          --------
Operating Earnings                                                                      20,421                            82,684
                                                                                      --------                          --------

Other gain (losses):
Realized gain (loss)                                                                     8,455                           (26,265)
Unrealized gain (loss)                                                                (12,083)                             8,401
Foreign currency loss                                                                    (432)                              (812)
Hedge Ineffectiveness                                                                      110                               236
Incentive fee attributable to other gains                                                    -                              (343)
Loss on impairment of asset                                                           (10,273)                           (10,273)
                                                                                      --------                          --------
       Total other loss                                                               (14,223)                           (29,056)
                                                                                      --------                          --------

Income before cumulative transition adjustment                                          6,198                             53,628
Cumulative transition adjustment - SFAS 142                                                 -                              6,327

Net Income                                                                              6,198                             59,955
                                                                                      -------                           -------


Dividends and accretion on preferred stock                                               1,195                             5,162
                                                                                      -------

Net Income available to Common Shareholders                                              5,003                            54,793
                                                                                      ========                          =======

Operating Earnings per share:
    Basic                                                                                $0.41                             $1.67
    Diluted                                                                              $0.41                             $1.67

Net income per share, basic:
      Income before cumulative transition adjustment                                     $0.11                             $1.04
      Cumulative transition adjustment - SFAS 142                                            -                              0.14
                                                                                             -                          --------
      Net income                                                                         $0.11                             $1.18
                                                                                      ========                          ========

Net income per share, diluted:
      Income before cumulative transition adjustment                                     $0.11                             $1.04
      Cumulative transition adjustment - SFAS 142                                            -                              0.14
                                                                                      --------                          --------
      Net income                                                                         $0.11                             $1.18
                                                                                      ========                          ========

Weighted average number of shares outstanding:
    Basic                                                                               47,256                            46,411
    Diluted                                                                             47,284                            46,452